EXHIBIT 10(vi)









                   LOAN AND SECURITY AGREEMENT

                 Dated as of February ____, 1996


                             Between


                INTERNATIONAL DESIGN GROUP, INC.,

                   EAGLE PREMIUM FINANCE, INC.

                               and

                   FINCO FINANCIAL CORPORATION

                         (the Borrowers)

                               and

                    NATIONSBANK, N.A. (SOUTH)

                           (the Lender)

                           TABLE OF CONTENTS (1/)

                                                             Page

                     ARTICLE 1 - DEFINITIONS

     Section 1.1     Definitions . . . . . . . . . . . . . . .-1-
     Section 1.2     Other Referential Provisions. . . . . . -16-
     Section 1.3     Exhibits and Schedules. . . . . . . . . -17-


                 ARTICLE 2 - REVOLVING CREDIT FACILITY

     Section 2.1     Revolving Credit Loans. . . . . . . . . -18-
     Section 2.2     Manner of Borrowing Revolving Credit
                     Loans. . . . . . . . . . . . . . . . .  -18-
     Section 2.3     Repayment of Revolving Credit Loans . . -19-
     Section 2.4     Revolving Credit Note . . . . . . . . . -19-
     Section 2.5     Extension of Facility . . . . . . . . . -19-
     Section 2.6     Letters of Credit . . . . . . . . . . . -19-


               ARTICLE 3 - GENERAL LOAN PROVISIONS

     Section 3.1     Interest. . . . . . . . . . . . . . . . -20-
     Section 3.2     Fees. . . . . . . . . . . . . . . . . . -24-
     Section 3.3     Manner of Payment . . . . . . . . . . . -24-
     Section 3.4     Statements of Account . . . . . . . . . -25-
     Section 3.5     Termination of Agreement. . . . . . . . -25-
     Section 3.6     Increased Costs and Reduced Returns . . -25-
     Section 3.7     Joint and Several Liability . . . . . . -26-
     Section 3.8     Obligations Absolute. . . . . . . . . . -26-
     Section 3.9     Waiver of Suretyship Defenses . . . . . -26-


                 ARTICLE 4 - CONDITIONS PRECEDENT

     Section 4.1     Conditions Precedent to Initial Loan. . -27-
     Section 4.2     All Loans . . . . . . . . . . . . . . . -30-

- ---------------------------
1/ This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF EACH BORROWER

     Section 5.1     Representations and Warranties. . . . . -30-
     Section 5.2     Survival of Representations and
                     Warranties, Etc. . . . . . . . . . . .  -35-


                  ARTICLE 6 - SECURITY INTEREST

     Section 6.1     Security Interest . . . . . . . . . . . -35-
     Section 6.2     Continued Priority of Security Interest -35-


                 ARTICLE 7 - COLLATERAL COVENANTS

     Section 7.1     Collection of Premium Finance Agreements-36-
     Section 7.2     Verification and Notification . . . . . -37-
     Section 7.3     Adjustments . . . . . . . . . . . . . . -37-
     Section 7.4     Invoices. . . . . . . . . . . . . . . . -37-
     Section 7.5     Delivery of Premium Finance Agreements. -37-
     Section 7.6     Ownership and Defense of Title. . . . . -38-
     Section 7.7     Insurance . . . . . . . . . . . . . . . -38-
     Section 7.8     Location of Offices and Collateral. . . -39-
     Section 7.9     Records Relating to Collateral. . . . . -39-
     Section 7.10    Inspection. . . . . . . . . . . . . . . -39-
     Section 7.11    Maintenance of Equipment. . . . . . . . -39-
     Section 7.12    Information and Reports . . . . . . . . -39-
     Section 7.13    Power of Attorney . . . . . . . . . . . -40-


                ARTICLE 8 - AFFIRMATIVE COVENANTS

     Section 8.1     Preservation of Corporate Existence
                     and Similar Matters. .  . . . . . . . . -41-
     Section 8.2     Compliance with Applicable Law. . . . . -41-
     Section 8.3     Conduct of Business . . . . . . . . . . -41-
     Section 8.4     Payment of Taxes and Claims . . . . . . -41-
     Section 8.5     Accounting Methods and Financial Records-41-
     Section 8.6     Use of Proceeds . . . . . . . . . . . . -41-
     Section 8.7     Hazardous Waste and Substances;
                     Environmental Requirements  . . . . . . -41-
     Section 8.8     Accuracy of Information . . . . . . . . -42-
     Section 8.9     Revisions or Updates to Schedules . . . -42-
     Section 8.10    Cancellation of Insurance . . . . . . . -42-
     Section 8.11    New Credit Insurance Policies . . . . . -42-

                        ARTICLE 9 - INFORMATION

     Section 9.1     Financial Statements. . . . . . . . . . -43-
     Section 9.2     Accountants' Certificate. . . . . . . . -43-
     Section 9.3     Officer's Certificate . . . . . . . . . -43-
     Section 9.4     Copies of Other Reports . . . . . . . . -44-
     Section 9.5     Notice of Litigation and Other Matters. -44-
     Section 9.6     ERISA . . . . . . . . . . . . . . . . . -44-


                 ARTICLE 10 - NEGATIVE COVENANTS

     Section 10.1    Financial Ratios. . . . . . . . . . . . -45-
     Section 10.2    Indebtedness. . . . . . . . . . . . . . -46-
     Section 10.3    Guaranties. . . . . . . . . . . . . . . -46-
     Section 10.4    Investments . . . . . . . . . . . . . . -46-
     Section 10.5    Capital Expenditures. . . . . . . . . . -46-
     Section 10.6    Restricted Distributions and
                     Payments, Etc. . . . . . . . . . . . .  -46-
     Section 10.7    Merger, Consolidation and Sale of Assets-46-
     Section 10.8    Transactions with Affiliates. . . . . . -46-
     Section 10.9    Liens . . . . . . . . . . . . . . . . . -47-
     Section 10.10   Operating Leases. . . . . . . . . . . . -47-
     Section 10.11   Benefit Plans . . . . . . . . . . . . . -47-
     Section 10.12   Sales and Leasebacks. . . . . . . . . . -47-
     Section 10.13   Amendments of Other Agreements. . . . . -47-
     Section 10.14   Minimum Availability. . . . . . . . . . -47-


                       ARTICLE 11 - DEFAULT

     Section 11.1    Events of Default . . . . . . . . . . . -47-
     Section 11.2    Remedies. . . . . . . . . . . . . . . . -50-
     Section 11.3    Application of Proceeds . . . . . . . . -52-
     Section 11.4    Power of Attorney . . . . . . . . . . . -52-
     Section 11.5    Miscellaneous Provisions Concerning
                     Remedies. . . . . . . . . . . . . . . . -53-
     Section 11.6    Trademark License . . . . . . . . . . . -54-


                    ARTICLE 12 - MISCELLANEOUS

     Section 12.1    Notices . . . . . . . . . . . . . . . . -54-
     Section 12.2    Expenses. . . . . . . . . . . . . . . . -55-
     Section 12.3    Stamp and Other Taxes . . . . . . . . . -56-
     Section 12.4    Setoff. . . . . . . . . . . . . . . . . -56-
     Section 12.5    Litigation. . . . . . . . . . . . . . . -56-

     Section 12.6    Waiver of Rights. . . . . . . . . . . . -57-
     Section 12.7    Reversal of Payments. . . . . . . . . . -57-
     Section 12.8    Injunctive Relief . . . . . . . . . . . -58-
     Section 12.9    Accounting Matters. . . . . . . . . . . -58-
     Section 12.10   Assignment; Participation . . . . . . . -58-
     Section 12.11   Amendments. . . . . . . . . . . . . . . -58-
     Section 12.12   Performance of Borrowers' Duties. . . . -58-
     Section 12.13   Indemnification . . . . . . . . . . . . -58-
     Section 12.14   All Powers Coupled with Interest. . . . -59-
     Section 12.15   Survival. . . . . . . . . . . . . . . . -59-
     Section 12.16   Severability of Provisions. . . . . . . -59-
     Section 12.17   Governing Law . . . . . . . . . . . . . -59-
     Section 12.18   Counterparts. . . . . . . . . . . . . . -59-
     Section 12.19   Reproduction of Documents . . . . . . . -59-
     Section 12.20   Funds Transfer Services . . . . . . . . -59-



                      EXHIBITS AND SCHEDULES


EXHIBIT A            FORM OF REVOLVING CREDIT NOTE
EXHIBIT B            FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C            FORM OF PREMIUM FINANCE AGREEMENT


SCHEDULE 1.1         Letter of Credit Fees
SCHEDULE 5.1(a) Jurisdictions in Which Borrower is Qualified as a Foreign Corporation
SCHEDULE 5.1(b)      Borrower's Capital Stock
SCHEDULE 5.1(e)      Borrower's Business
SCHEDULE 5.1(f)      Exceptions to Governmental Approvals
SCHEDULE 5.1(g) Non Lien Title Exceptions and Defects and Property Disposed of Out of Ordinary Course of Business
SCHEDULE 5.1(h)      Liens
SCHEDULE 5.1(i)      Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)      Litigation
SCHEDULE 5.1(k)      Tax Returns and Payments
SCHEDULE 5.1(o)      ERISA
SCHEDULE 5.1(t)      Location of Chief Executive Office
SCHEDULE 5.1(u)      Locations of Equipment
SCHEDULE 5.1(v)      Corporate and Fictitious Names
SCHEDULE 5.1(y)      Employee Relations
SCHEDULE 5.1(z)      Proprietary Rights
SCHEDULE 8.6         Use of Proceeds

                   LOAN AND SECURITY AGREEMENT

                 Dated as of February ____, 1996


     INTERNATIONAL DESIGN GROUP, INC., a Delaware corporation, FINCO FINANCIAL CORPORATION, a Florida corporation, and EAGLE PREMIUM FINANCE, INC. a Florida corporation, and NATIONSBANK, N.A. (SOUTH), a national banking association, agree as follows:

                     ARTICLE 1 - DEFINITIONS

     Section 1.1     Definitions.  For the purposes of this Agreement:

     "Account Debtor" means a Person who is obligated on a Premium Finance Agreement or other Receivable.

     "Acquire" or "Acquisition", as applied to any Business Unit or I nvestment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

     "Advance" means amounts advanced by the Lender to the Borrowers under the Revolving Credit Facility pursuant to Section 2.1 hereof and shall include Prime Rate Advances and LIBOR Advances, as the case may be.

     "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

     "Agency Account" means an account of any Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

     "Agency Account Agreement" means an agreement among any Borrower, the Lender and a Clearing Bank (if other than the Lender) concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

     "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

     "Agreement Date" means the date as of which this Agreement is dated.

     "Assignment of Credit Insurance Policy" means an Assignment of Credit Insurance Policy pursuant to which the Borrowers assign to the Lender their rights under the Credit Insurance Policy.

     "Assignment of Investment Account" means the pledge agreements, dated as of the Effective Date, pursuant to which the Borrowers grant the Lender a security interest in the Investment Account.

     "Assignments" means any Assignment of Credit Insurance Policy executed pursuant to Section 8.11 and the Assignment of Investment Account.

     "Availability" means as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by the Borrowers hereunder in accordance with Section 2.1 less the sum of the outstanding principal balance of all Revolving Credit Loans of the Borrowers hereunder as of such date.

     "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

     "Borrowers" means IDG, Finco and Eagle, collectively, and "Borrower" means IDG, Finco or Eagle individually.

     "Borrowing Base" means at any time an amount equal to the sum of the Individual Borrowing Bases of IDG, Finco and Eagle.

     "Borrowing Base Certificate" means a certificate in the form of Exhibit B attached hereto.

     "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the city in which the principal office of the Lender is located are authorized to close.

     "Business Unit" means the assets constituting the business, or a division or operating unit thereof, of any Person.

     "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

     "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Clearing Bank" means the Lender and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means and includes all of the Borrowers' right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

     (a)  all Receivables,

     (b)  all Inventory,

     (c)  all Equipment,

     (d)  all Contract Rights,

     (e)  all General Intangibles,

     (f) all Deposit Accounts, the Investment Account, and the Credit Insurance Policy,

     (g) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

     (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

     (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

     (j) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

     (k) all cash deposited with the Lender or any Affiliate thereof or which the Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

     (l) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

     "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

     "Control Group" means Gardner, Raymond and Marilyn Gardner.

     "Credit Insurance Policy" means any credit insurance policy maintained by the Borrowers, pursuant to which the Borrowers maintain insurance, in connection with the insolvency or failure of any insurance company, against any deductible not covered by the Florida Insurance Guarantee Fund or any similar fund of any other state in which the Borrowers transact business.

     "Default" means any of the events specified in Section 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

     "Default Margin" means 2%.

     "Deposit Accounts" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

     "Disbursement Account" means the account maintained by and in the name of any Borrower with the Lender for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to Sections 2.2(b)(i) and 7.1(b)(ii).

     "Dollar" and "$" means freely transferable United States dollars.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

     "Eagle" means Eagle Premium Finance, Inc., a Florida corporation.

     "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Section 4.1 shall have been fulfilled or waived by the Lender.

     "Effective Interest Rate" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of Section 3.1.

     "Eligible Premium Finance Agreement" means the unpaid portion of a Premium Finance Agreement payable in Dollars to a Borrower net of any claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement which is deemed by the Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Lender, no Premium Finance Agreement shall be deemed an Eligible Premium Finance Agreement unless it meets all of the following requirements: (a) such Premium Finance Agreement is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Borrower to make such Premium Finance Agreement payable by the Account Debtor; (b) such Premium Finance Agreement does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of a Borrower; (c) no Borrower is in breach of any representation or warranty with respect to such Premium Finance Agreement; (d) the Account Debtor with respect to such Premium Finance Agreement is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Lender's sole judgment, have a materially adverse effect on such Account Debtor; (e) such Premium Finance Agreement is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (f) such Premium Finance Agreement shall not have been cancelled for 60 or more days; (g) such Premium Finance Agreement does not relate to an insurance policy written by an Insurer with respect to which the Borrowers are party to Premium Finance Agreements which exceed 20% in Dollar amount of all Premium Finance Agreements (40% in the case of Premium Finance Agreements covered by the South Carolina Reinsurance Facility), unless covered by a Credit Insurance Policy which has been assigned to the Lender; provided that for purposes of this clause (g), only the Premium Finance Agreements in excess of such 20% limit (40% in the case of the South Carolina Reinsurance Facility covered Premium Finance Agreements) shall be ineligible; (h) such Premium Finance Agreement is subject to the Security Interest, which is perfected as to such Premium Finance Agreement, and is subject to no other Lien whatsoever other than a Permitted Lien; and (i) such Premium Finance Agreement arises out of the financing of insurance premiums in Florida, South Carolina, Tennessee, Maryland or such other State(s) (in which the applicable Borrower(s) is duly licensed) as the Lender may approve in writing.

     "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

     "Equipment" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     "Event of Default" means any of the events specified in Section 11.1.

     "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by the Borrowers to the Lender, naming the Lender as secured party and the Borrowers as debtor, in connection with this Agreement.

     "Finco" means Finco Financial Corporation, a Florida corporation.

     "Fixed Charges" means, for any period, (a) Interest Expense, plus (b) payments of principal actually made with respect to Indebtedness (other than Subordinated Indebtedeness and payments under the Loans), including payments with respect to Capitalized Leases.

     "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

     "Gardner" means Robert Gardner, a resident of the State of Florida.

     "General Intangibles" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

     "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Guarantor" means Federal Funding Corporation, a Florida corporation.

     "Guaranty", "Guaranteed" or to "Guarantee," as applied to any obligation of another Person shall mean and include

     (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

     (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

     "Guaranty Agreement" means the Guaranty dated as of the Effective Date executed by the Guarantor in favor of the Lender.

     "IDG" means International Design Group, Inc., a Delaware corporation.

     "Indebtedness" of any Person means, without duplication, (a) Liabilities,
(b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations, (e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of each Borrower (without duplication) the Loans.

     "Individual Borrowing Base" means, at any time with respect to any Borrower, an amount equal to the sum of:

     (a) 80% (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the face value of Eligible Premium Finance Agreements due and owing at such time, minus

     (b) the Letter of Credit Reserve applicable to such Borrower and such other reserves as the Lender may determine from time to time in the exercise of its reasonable credit judgment.

     "Initial Loan" means the Revolving Credit Loan made to any Borrower on the Effective Date pursuant to the letter referred to in Section 4.1(a)(17).

     "Insurers" means the insurance companies issuing the policies relating to the Premium Finance Agreements.

     "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

     "Interbank Offered Rate" means, with respect to any LIBOR Advance for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Lender then determining such rate (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Lender to major banks in the applicable interbank market for eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in an amount comparable to the amount of the LIBOR Advance. If no such offers or quotes are generally available for such amount, then the Lender shall be entitled to determine the LIBOR by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quotes or offers were generally available.

     "Interest Expense" means the interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

     "Interest Period" means, in connection with any LIBOR Advance, the term of such Advance selected by the Borrowers or otherwise determined in accordance with this Agreement, which may have a duration of one, three, six or twelve months. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period with respect to LIBOR Advances shall extend beyond the Termination Date or such earlier date as would interfere hereunder with the repayment obligations of the Borrowers.

     "Inventory" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

     "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person (including without limitation the creation or acquisition of any Subsidiary), (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

     "Investment Account" means, collectively, (a) investment account no. OBX-964301 maintained by IDG with Prudential Securities Incorporated, and (b) investment account no. BC 4635-9566 maintained by IDG with Charles Schwab & Co., and (c) all cash, securities and other investments held therein, and all substitutions and replacements therefor.

     "LIBOR" means, with respect to any LIBOR Advance for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

          LIBOR Rate =         Interbank Offered Rate
                          -----------------------------
                          1 - LIBOR Reserve Percentage

The LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Advance" means any Advance which bears interest at the time in question based on the LIBOR Basis.

     "LIBOR Basis" means a simple interest rate equal to the sum of the LIBOR for the Interest Period plus three and one-quarter percent (3.25%) per annum.

     "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable to any member bank with respect to eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Advances is determined), whether or not Lender has any eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Advances shall be deemed to constitute eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to the Lender.

     "Lender" means NationsBank, N.A. (South), a national banking association.

     "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of Section 12.1(c).

     "Letter of Credit" means any letter of credit issued by the Lender for the account of any Borrower.

     "Letter of Credit Documents" means each of the documents, agreements and other writings required by the Lender to be executed and/or delivered in connection with the issuance of a Letter of Credit, including, without limitation, each letter of credit application and reimbursement agreement.

     "Letter of Credit Facility" means, at any time, obligations arising under Letters of Credit in an aggregate face amount not to exceed $200,000 incurred pursuant to Section 2.6.

     "Letter of Credit Fees" means fees charged by the Lender in connection with the issuance of a Letter of Credit determined in accordance with Schedule
1.1 - Letter of Credit Fees attached hereto.

     "Letter of Credit Reserve" means, at any time, 100% of the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit for which the Lender has not been reimbursed.

     "Liabilities" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

     "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

     "Loan" means any Revolving Credit Loan.

     "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents, the Support Agreements, the Guaranty Agreement and each other instrument, agreement and document executed and delivered by the Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

     "Lockbox" means any U.S. Post Office Box(es) established pursuant to
Section 7.1(a) for the receipt of proceeds of the Collateral.

     "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of any Borrower or any of its Subsidiaries, (b) upon the respective ability of any Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings .

     "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

     "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

     "Net Worth" of any Person means the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

     "Note" means the Revolving Credit Note.

     "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Permitted Indebtedness for Money Borrowed" means Permitted Purchase Money Indebtedness, Subordinated Indebtedness, and Indebtedness for Money Borrowed owing to Lisa Paige as of the Effective Date in a principal amount not to exceed $100,000.

     "Permitted Investments" means: (a) Investments of any Borrower in: (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or any Affiliate of the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (iii) sales on credit in the ordinary course of business on terms customary in the industry, and (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, (b) Investments of IDG in money market accounts, stocks, stock options, and other readily marketable investments, in each case acceptable to the Lender, in an amount not to exceed $250,000, provided such securities are maintained in the Investment Account and are subject to the Lender's perfected first priority security interest pursuant to the Assignment of Investment Account, (c) loans and advances, existing on the Effective Date, from IDG to the Guarantor, and the corresponding loans and advances, existing on the Effective Date, from the Guarantor to insurance agents, provided such loans and advances shall not be renewed or extended,
(d) loans and advances made by IDG to the Guarantor after the Effective Date, in an aggregate principal amount not to exceed $150,000, in order to enable the Guarantor to make loans and advances to insurance agents after the Effective Date in an aggregate principal amount not to exceed $150,000, (e) the financing and/or factoring of up to $250,000 of premium finance agreements under which premium finance companies acceptable to the Lender finance the payments of automobile insurance premiums on terms acceptable to the Lender, (f) loans and advances between the Borrowers and their Affiliates existing as of the Effective Date, (g) loans and advances between the Borrowers and their Affiliates after the Effective Date in an aggregate amount outstanding at any time not to exceed $25,000, and (h) advances to QRS Acquisition Inc. for the payment of the Borrowers' payroll in the ordinary course of business.

     "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with Section 8.4, and (ii) in the case of warehousemen or landlords, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate, which in the sole judgment of the Lender do not materially detract from the value of such Real Estate or impair the use thereof in the business of a Borrower; (d) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (e) Liens of the Lender arising under this Agreement and the other Loan Documents; and (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Borrower is fully protected by insurance or in respect of which such Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves have been established on the books of such Borrower.

     "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations, incurred after the Agreement Date by the Borrowers, up to an aggregate amount outstanding at any time equal to $125,000 (plus up to $100,000 with respect to the purchase of the IBM AS400 computer system in calendar year 1996).

     "Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     "Premium Finance Agreements" means the agreements under which the Borrowers finance the payments of the automobile insurance premiums for the Account Debtors.

     "Prime Rate" means during the period from the Effective Date through the last day of the month in which the Effective Date falls, the per annum rate of interest publicly announced by the Lender at its principal office as its "prime rate" as in effect on the Effective Date , and thereafter during each succeeding calendar month, means such "prime rate" as in effect on the last Business Day of the immediately preceding calendar month. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. on the first day of the month following the month in which such change was announced. The Prime Rate is a reference used by the Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     "Prime Rate Advance" means an Advance which bears interest at the time in question based on the Prime Rate Basis.

     "Prime Rate Basis" means a simple interest rate per annum equal to the Prime Rate plus one and one-quarter percent (1.25%).

     "Purchase Money Indebtedness" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

     "Purchase Money Lien" means any Lien securing Purchase Money
Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     "Raymond" means David Raymond, a resident of the State of Florida.

     "Real Estate" means all of any Borrower's now owned or hereafter acquired estates in real property and the improvements thereon.

     "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, Premium Finance Agreements and all unearned premiums, dividends and commissions with respect thereto, and all accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

     "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

     "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

     "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

     "Revolving Credit Facility" means the facility for the Revolving Credit Loans in the principal sum of up to $8,000,000.

     "Revolving Credit Loans" means loans made to the Borrowers pursuant to
Section 2.1.

     "Revolving Credit Note" means the Revolving Credit Note made by the Borrowers payable to the order of the Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to them by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), substantially in the form of Exhibit A hereto, with all blanks properly completed.

     "Schedule of Premium Finance Agreements" means a schedule delivered by the Borrowers to the Lender pursuant to the provisions of Section 7.12(a).

     "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans, (b) all reimbursement and other obligations relating to Letters of Credit, and (c) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of any Borrower to the Lender or any Affiliate of the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

     "Security Documents" means each of (a) the Financing Statements, (b) the Assignments, and (c) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

     "Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

     "Subordinated Indebtedness" means (a) Indebtedness of IDG owing to Gardner, Marilyn Gardner, and 151740 Canada Inc., which is subject to the Subordination Agreements, and (b) any other Indebtedness for money borrowed of any Borrower which is subordinated to the Secured Obligations on terms and conditions acceptable to the Lender in its sole discretion.

     "Subordination Agreements" means the subordination agreements, dated as of the Effective Date, executed by IDG and Gardner, Marilyn Gardner, and 151740 Canada Inc., in favor of the Lender.

     "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

     "Support Agreements" means the support agreements, dated as of the Effective Date, pursuant to which Gardner and Raymond agree to assist the Lender in connection with any liquidation of the Collateral pursuant to
Article 11.

     "Tangible Net Worth" means, as applied to any Person, the Net Worth of such Person at the time in question, after deducting therefrom the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, Intellectual Property, unamortized excess cost of investment in Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

     "Termination Date" means the earlier of (a) March 1, 1999 or such later date to which the termination of the Revolving Credit Facility shall be extended pursuant to Section 2.5, and (b) the date of termination of the Revolving Credit Facility pursuant to Section 11.2.

     "Termination Event" means (a) a "Reportable Event" as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under
Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

     "Unfunded Capital Expenditures" means Capital Expenditures which are paid for by a Person other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures other than those represented by Capitalized Lease Obligations.

     "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

     Section 1.2     Other Referential Provisions.
                     -----------------------------
     (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

     (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of , or to schedules or exhibits to, another document or instrument.

     (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

     (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

     (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in the city in which the principal office of Lender is located.

     (i) Whenever the phrase "to the knowledge of the Borrowers" or words of similar import relating to the knowledge of the Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer of any Borrower or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

     (j) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

     Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

              ARTICLE 2 - REVOLVING CREDIT FACILITY

     Section 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Lender shall make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to the Termination Date, as requested by the Borrowers in accordance with the terms of Section 2.2, in an aggregate principal amount outstanding not to exceed at any time, in the case of Revolving Credit Loans to any particular Borrower, the Individual Borrowing Base with respect to such Borrower; provided, however, in no event shall the aggregate principal amount of outstanding Revolving Credit Loans of the Borrowers at any time exceed the lesser of (x) the Revolving Credit Facility minus the Letter of Credit Reserve and (y) the Borrowing Base. Should Revolving Credit Loans exceed the ceilings so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor.
The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by the Borrowers in accordance with the terms of this Section 2.1. The Lender is hereby authorized to record each repayment of principal of the Revolving Credit Loans in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

     Section 2.2 Manner of Borrowing Revolving Credit Loans. Borrowings of the Revolving Credit Loans shall be made as follows:

     (a) Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

          (i) with respect to requests for Revolving Credit Loans, any Borrower may give the Lender notice of its intention to borrow, specifying the amount of the proposed borrowing, the proposed borrowing date and whether the Advance shall be a LIBOR Advance or a Prime Rate Advance, which notice shall be given in accordance with the provisions of Section 3.1B(i) and 3.1C(i) hereof;

          (ii) whenever a check is presented to the Lender for payment against the Controlled Disbursement Account in an amount greater than the then available balance in such account, such presentation shall be deemed to be a request for a Prime Rate Advance on the date of such notice in an amount equal to the excess of such check over such available balance;

          (iii) unless payment is otherwise made by the Borrowers, the maturity of any Secured Obligation required to be paid shall be deemed to be a request for a Prime Rate Advance on the due date in the amount required to pay such Secured Obligation; and

          (iv) whenever a drawing is made under a Letter of Credit and the Borrowers fail to reimburse the Lender therefor, such failure to reimburse shall be deemed to be a request for a Prime Rate Advance on the date such notification is received in the amount so unreimbursed.

     (b) Disbursement of Loans. Each Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each borrowing requested under Section 2.2(a)(i) or (ii) shall be disbursed by the Lender in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowings, in accordance with the terms of the letter from the applicable Borrower to the Lender referred to in Section 4.1(a)(17), and (B) in the case of each subsequent borrowing, by credit to the applicable Disbursement Account or to such other account as may be agreed upon by any Borrower and the Lender from time to time; and (ii) the proceeds of each borrowing requested under Section 2.2(a)(iii) or (iv) shall be disbursed by the Lender by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be.

     Section 2.3 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Bor-rowers in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date; (b) if at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the amounts available for borrowing in accordance with
Section 2.1, theBorrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment; and (c) each Borrower hereby instructs the Lender to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Lender on such day pursuant to Section 7.1(b).

     Section 2.4 Revolving Credit Note. The Lender's Revolving Credit Loans and the obligation of each Borrower to repay such Loans shall also be evidenced by a single Revolving Credit Note payable to the order of the Lender. Such Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

     Section 2.5 Extension of Facility. The Termination Date shall be automatically extended for successive one-year periods unless either the Lender or the Borrowers provides to the other written notice of termination not less than 60 days prior to the then effective Termination Date.

     Section 2.6     Letters of Credit.  (a) Upon the request of the
Borrowers from time to time, the Lender shall in accordance with the provisions of this Section 2.6 issue one or more Letters of Credit up to an aggregate amount available to be drawn (plus the aggregate amount of unreimbursed drawings under all Letters of Credit) at any time not to exceed the Letter of Credit Facility; provided, that (1) all Letter of Credit Documents in connection with each Letter of Credit shall be satisfactory to the Lender in its sole discretion, (2) no Letter of Credit shall be issued if, after issuance thereof, the sum of the aggregate principal amount of Revolving Credit Loans outstanding, plus the aggregate amount available to be drawn under all Letters of Credit, plus the aggregate amount of any unreimbursed drawings under Letters of Credit, would exceed the lesser of (A) the Revolving Credit Facility and (B) the Borrowing Base plus the Letter of
Credit Reserve, (3) each Letter of Credit shall be a standby letter of credit issued for the benefit of a beneficiary and for a purpose acceptable to the Lender in its sole discretion, and (4) no Letter of Credit shall have an initial term longer than one year or an expiration date later than the Termination Date.

     (b) The Borrowers acknowledge and agree that if and to the extent the Borrowers shall fail to reimburse the Lender under any Letter of Credit Documents, the Borrowers hereby irrevocably request and direct the Lender, subject to and in accordance with the provisions of Section 2.1, to make payment on their behalf and the amount of any such payment by the Lender shall constitute a Revolving Credit Loan made at the time of such payment.

     (c) The issuance and negotiation of Letters of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (1993 Revision), as published in the International Chamber of Commerce Uniform Customs and Practices, Publication No. 500 or such other policies and practices as may be followed by the Lender with respect to similar letters of credit at the time.


               ARTICLE 3 - GENERAL LOAN PROVISIONS

     Section 3.1     Interest.
                     ---------
          A. Choice of Interest Rate. Each Advance shall, at the option of the Borrowers, be made as a Prime Rate Advance or a LIBOR Advance. LIBOR Advances shall in all cases be subject to Section C hereof. Any notice given to the Lender in connection with a requested Advance hereunder shall be given prior to 12:00 noon (Eastern Time) in order for such Business Day to count toward the minimum number of Business Days required. If any Borrower fails to give the Lender timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

          B.    Prime Rate Advances.
                --------------------
                       (i) Initial Advances. The Borrowers shall give the Lender, in the case of Prime Rate Advances, irrevocable written notice of its election by telecopy confirmed immediately in writing; provided, however, that the failure by the Borrowers to confirm any notice by telecopy with a written notice shall not invalidate any notice so given.

                      (ii) Repayments and Reborrowings. The Borrowers may repay a Prime Rate Advance at any time and (a) reborrow all or a portion of the principal amount thereof as one or more Prime Rate Advances or LIBOR Advances, or (b) not reborrow all or any portion of such Prime Rate Advance.

                     (iii) Prepayment. The principal amount of any Prime Rate Advance may be prepaid in full or in part at any time without penalty.

          C.    LIBOR Advances.
                ---------------
                       (i) Initial Advances. The Borrowers shall give the Lender, in the case of LIBOR Advances, at least two (2) Business Days irrevocable written notice of their election by telecopy confirmed immediately in writing; provided, however, that the failure by the Borrowers to confirm any notice by telecopy with a written notice shall not invalidate any notice so given. The Lender, whose determination shall be conclusive, shall determine the available LIBOR Basis and shall notify the Borrowers of such LIBOR Basis. The Borrowers shall promptly notify the Lender by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of their selection of a LIBOR Basis and Interest Period for such Advance.

                      (ii) Repayments and Reborrowings. At least two (2) Business Days prior to the maturity date for a LIBOR Advance, the Borrowers shall give the Lender written notice specifying whether all or a portion of any LIBOR Advance outstanding on such maturity date (a) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (b) is to be repaid and then reborrowed in whole or in part as a Prime Rate Advance, or (c) is to be repaid and not reborrowed. The Borrowers' failure to give a proper notice shall be deemed a request to reborrow the entire maturing amount as a Prime Rate Advance. Upon such maturity date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed. Each repayment shall be in an amount not less than $1,000,000.

                     (iii) Limitation on LIBOR Advances. Each LIBOR Advance shall be in an amount of $1,000,000 or multiples of $25,000 in excess thereof. Notwithstanding anything to the contrary contained herein, the Borrowers shall not request, and the Lender shall not make, additional LIBOR Advances so long as there remains outstanding four or more prior LIBOR Advances under this Agreement. It is the express intent of the parties hereto that no more than four (4) LIBOR Advances may be outstanding under this Agreement at any one time.

                      (iv) Prepayment. LIBOR Advances may be prepaid prior to the applicable maturity date, upon four (4) Business Days prior written notice to the Lender, provided that the Borrowers shall reimburse the Lender, on the earlier of demand or the Termination Date, an amount computed as provided in clause (v) below. Any notice of prepayment of a LIBOR Advance shall be irrevocable. Each prepayment of any of the LIBOR Advances shall be in an amount not less than $1,000,000.

            (v) Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any LIBOR Advance is made on any day prior to the last day of the Interest Period applicable to such LIBOR Advance (including payments made in connection with the termination of this Agreement) or, after having given a request for borrowing with respect to any Revolving Credit Loan to be comprised of a LIBOR Advance or a notice of conversion or continuation with respect to any Revolving Credit Loan to be continued as or converted into a LIBOR Advance, such Revolving Credit Loan is not made or is not continued as or converted into a LIBOR Advance due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in Article 4, the Borrowers shall pay to the Lender, in addition to any amounts that may be due hereunder, an amount (if a positive number) computed pursuant to the following formula:

   L    =    (R-T) x P x D
             -------------
                  360
   L    =    amount payable to the Lender
   R    =    interest rate applicable to the LIBOR Advance
   T    =    effective interest rate per annum at which any readily
             marketable bonds or other obligations of the United States, selected at the Lender's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Advance and in approximately the same amount as such
             Advance, can be purchased by the Lender on the day of such payment of principal or failure to borrow or convert or
             continue
   P    =    the amount of principal paid or the amount of the requested
             Revolving Credit Loan
   D    =    the number of days remaining in the Interest Period as of the date of such payment or the number of days in the requested
             Interest Period

     The Borrowers shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

            (vi)               LIBOR Basis Determined Inadequate or Unfair.
Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed LIBOR Advance for any Interest Period, the Lender determines that deposits in Dollars (in the applicable amount) are not being offered to the Lender in the relevant market for such Interest Period on a basis sufficient to permit a fair establishment of the LIBOR, the Lender shall forthwith give notice thereof to the Borrowers, whereupon until the Lender notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lender to make such LIBOR Advances shall be suspended.

            (vii) Illegality. If any applicable law, rule or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to make, maintain or fund its LIBOR Advances, the Lender shall so notify the Borrowers. Upon receipt of such notice, notwithstanding anything contained in Section 3.1 hereof, the Borrowers shall repay in full the then outstanding principal amount of each affected LIBOR Advance of the Lender, together with accrued interest thereon either (a) on the last day of the then current Interest Period applicable to such LIBOR Advance if the Lender may lawfully continue to maintain and fund such LIBOR Advance to such day, or (b) immediately if the Lender may not lawfully continue to fund and maintain such

LIBOR Advance, whereupon the Borrowers shall borrow a Prime Rate Advance from the Lender, and the Lender shall make such Advance, in the amount of the LIBOR Advances to be repaid.

          (viii) Effect on Other Advances. If notice has been given to the Borrowers suspending the obligation of the Lender to make any LIBOR Advance, or requiring LIBOR Advances of the Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Prime Rate Advances.

          D.    General Interest Provisions.
                ----------------------------
                       (i) The Borrowers shall pay interest on the unpaid principal amount of each Loan for each day from the day such Loan is made until such Loan is due (whether at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the LIBOR Basis or Prime Rate Basis, as elected by the Borrowers in accordance with the provisions set forth herein, payable monthly in arrears on the first day of each calendar month commencing March 1, 1996.

                      (ii) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Margin plus the Prime Rate Basis, payable on demand. The interest rate provided for in this Section 3.1D(ii) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 11.1(g) or (h).

                     (iii)     The interest rates provided for in Sections
3.1 shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

                      (iv) It is not intended by the Lender, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

     Section 3.2     Fees.
                     -----
     (a) Commitment Fee. In connection with and as consideration for the Lender's commitment hereunder, subject to the terms hereof, to lend to the Borrowers under the Revolving Credit Facility, the Borrowers shall pay a fee to the Lender, from the Effective Date until the Termination Date, in an amount equal to 1/4% per annum of the average daily unused portion of the Revolving Credit Facility, payable monthly in arrears on the first day of each month and on the date of any permanent reduction in the Revolving Credit Facility.

     (b) Closing Fee. On the Effective Date, the Borrowers shall pay to the Lender a closing fee in the amount of $15,000 in connection with the establishment of the Revolving Credit Facility and in consideration of the making of Loans under this Agreement and in order to compensate the Lender for the costs associated with structuring, processing, approving and closing the Revolving Credit Facility and the Loans, but excluding expenses for which the Borrower has agreed elsewhere in this Agreement to reimburse the Lender.

     (c) Administration Fee. For services performed by the Lender in connection with its continuing administration hereof, the Borrowers shall pay to the Lender a fee of $6,000 per annum, payable annually in advance, on the Effective Date and on March 1, 1997 and on each March 1 thereafter, and continuing so long as any Loan shall remain outstanding or the Revolving Credit Facility shall not have been terminated.

     (d) Letter of Credit Fees. As consideration for the issuance by the Lender of a Letter of Credit, the Borrowers agree to pay to the Lender all applicable Letter of Credit Fees. Such fees shall be payable to the Lender in advance on the date of issuance of each Letter of Credit and shall be calculated according to the face amount of such Letter of Credit based on its stated term.

     (e) General. All fees shall be fully earned by the Lender when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

     Section 3.3 Manner of Payment. (a) Each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 1:30 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

     (b) Each Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of any Borrower maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

     Section 3.4 Statements of Account. The Lender will account to the Borrowers within 30 days after the end of each calendar month with a statement of Loans, charges and payments made pursuant to this Agreement during such calendar month, and such account rendered by the Lender shall be deemed an account stated as between the Borrowers and the Lender and shall be deemed final, binding and conclusive unless the Lender is notified by the Borrowers in writing to the contrary within 60 days after the date such account is delivered to the Borrowers, save for manifest error. Any such notice shall be deemed an objection only to those items specifically objected to therein. Failure of the Lender to render such account shall in no way affect its rights hereunder.

     Section 3.5 Termination of Agreement. On the Termination Date, the Borrowers shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, the amounts payable under Section 3.1(C)(v) in connection with any LIBOR Advances with an Interest Period extending beyond the Termination Date, all fees payable pursuant to Section 3.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Lender pursuant to the other provisions of this Agreement, including, without limitation, Sections 11.2, 12.12 and 12.13, any and all other Secured Obligations then outstanding, and an amount equal to the Letter of Credit Reserve to be held by the Lender as cash collateral security for the payment of and to be applied to the payment of any amounts which may thereafter become due with respect to any Letter of Credit, and provide the Lender with an indemnification agreement in form and substance satisfactory to the Lender with respect to returned and dishonored items and such other matters as the Lender shall require. Upon 60 days prior written notice to the Lender, the Borrowers may terminate this Agreement prior to the Termination Date in effect at such time, provided that, if the Borrowers are terminating this Agreement on or prior to March 1, 1997 in connection with a refinancing of the Revolving Credit Facility with another lender, then the Borrowers shall pay the Lender an early termination fee of $75,000, unless at the time of such termination the Lender has (a) reduced the advance rate below 80% in accordance with the definition of Individual Borrowing Base or
(b) made a material adverse change in its standards of eligibility of Premium Finance Agreements.

     Section 3.6 Increased Costs and Reduced Returns. Each Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority , shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on the Lender any other condition regarding any Loan, this Agreement, the Note or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting Lender being imposed or modified or deemed applicable to Lender or
(b) subject Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or the Note, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the

Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by Lender or Lender's rate of return on capital with respect to any Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability
(taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender (in the exercise of its discretion) to be material, then, upon demand by the Lender, Borrowers shall immediately pay to the Lender additional amounts which shall be sufficient to compensate the Lender for such increased cost, tax or reduced rate of return. A certificate of the Lender to a Borrower claiming compensation under this Section 3.6 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

     Section 3.7 Joint and Several Liability. Each Borrower shall be jointly and severally liable with the other Borrowers for the Secured Obligations and each of the Secured Obligations shall be secured by all of the Collateral. Each Borrower acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement.

     Section 3.8 Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of each Borrower under this Agreement shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure from, including, but not limited to, any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;

          (b) any taking, exchange, release or non-perfection of any Collateral or any other collateral securing the Secured Obligations, or any release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Secured Obligations;

          (c) any change, restructuring or termination of the corporate structure or existence of any Borrower, or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower, other than payment or satisfaction of the Secured Obligations and the gross negligence and willful misconduct of the Lender.

     Section 3.9 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in Section
3.7 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which any other Borrower may hereafter agree (other than an agreement signed by the Lender specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Lender with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with any other Borrower or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, the Note, this Agreement, or any other Loan Document, and any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto (except to the extent required by Applicable Law) or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A.
Section 10-7-24.


                 ARTICLE 4 - CONDITIONS PRECEDENT

     Section 4.1 Conditions Precedent to Initial Loan. Notwithstanding any other provision of this Agreement, the Lender's obligation to make the Initial Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such Loan:

     (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

          (1)   this Agreement, duly executed and delivered by each Borrower;

          (2) the Note, dated the Effective Date and duly executed and delivered by each Borrower;

          (3) an intercreditor agreement from Gardner subordinating any and all Liens against the Collateral in favor of Gardner to the Lien of the Lender therein;

          (4) the Guaranty Agreement, dated the Effective Date and duly executed by the Guarantor;

          (5) the Assignment of Investment Account, dated the Effective Date and duly executed by each Borrower party thereto;

          (6) the Support Agreements, dated the Effective Date and duly executed by Gardner and Raymond;

          (7) the Subordination Agreements, dated the Effective Date and duly executed by IDG and Gardner, Marilyn Gardner, 151740 Canada Inc., and Lisa Paige;

          (8) certified copies of the articles of incorporation and by-laws of each Borrower (and the Guarantor) as in effect on the Effective Date;

          (9) certified copies of all corporate action, including stockholder approval, if necessary, taken by each Borrower (and the Guarantor) to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

          (10) certificates of incumbency and specimen signatures with respect to each of the officers of each Borrower (and the Guarantor) who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of each Borrower (and the Guarantor) or any document, certificate or instrument to be delivered in connection with this Agreement or the other
     Loan Documents and to request borrowings under this Agreement;

          (11) a certificate evidencing the good standing of each Borrower (and the Guarantor) in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

          (12) the Financing Statements duly executed and delivered by each Borrower, and evidence satisfactory to the Lender that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

          (13) a Schedule of Premium Finance Agreements prepared as of a recent date;

          (14) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 7.7(b);

          (15) such Agency Account Agreements as shall be required by the Lender duly executed by the applicable Clearing Bank and the Borrowers;

          (16) a Borrowing Base Certificate prepared as of the Effective Date duly executed and delivered by the chief financial officer of each Borrower;

          (17) letters from the Borrowers to the Lender requesting the Initial Loan and specifying the method of disbursement;

          (18) copies of all the financial statements referred to in Section 5.1(m) and meeting the requirements thereof;

          (19) a balance sheet of the Borrowers as at November 30, 1995, prepared by the Borrowers on a pro forma basis, giving effect to the transactions contemplated by this Agreement and setting forth the assumptions on which such balance sheet was prepared; forecasted consolidated financial statements consisting of balance sheets, cash flow statements and income statements of the Borrowers, giving effect to the transactions contemplated by this Agreement and reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared; and such other evidence as the Lender shall require supporting the representation and warranty of the Borrowers set forth in Section 5.1(r);

          (20) a certificate of the President of each Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

          (21) a signed opinion of Ullman & Ullman, counsel for the Borrowers, and such local counsel as the Lender shall deem necessary or desirable, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request;

          (22) the originally executed copy of all promissory notes, appropriately endorsed to the Lender, evidencing the loans and advances referred to in clause (c) of the definition of Permitted Investments; and

          (23) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

     (b) Availability. The Lender shall be provided with evidence satisfactory to it that, as of the Effective Date, after giving effect to the Initial Loan, Availability will be not less than $400,000.

     (c) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     (d) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which, in the Lender's sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of any Borrower presented by the most recent unaudited financial statements of the Borrowers described in Section 5.1(m).

     (e) Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the Initial Loan (i) each Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) each Borrower's assets are sufficient in value to provide such Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) each Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

     (f) Release of Security Interests. The Lender shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

     Section 4.2 All Loans. At the time of making of each Loan, including the Initial Loan:

     (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Effective Date shall be required to be true and correct only as of the Effective Date,

     (b) the corporate actions of each Borrower referred to in Section 4.1(a)(4) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
Section 4.1(a)(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender, and

     (c) the Lender may, without waiving either condition, consider the conditions specified in Sections 4.2(a) and (b) fulfilled and a representation by each Borrower to such effect made if no written notice to the contrary is received by the Lender from the Borrowers prior to the making of the Loans then to be made.


   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF EACH BORROWER

     Section 5.1 Representations and Warranties. Each Borrower represents and warrants to the Lender as follows:

     (a) Organization; Power; Qualification. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect. The jurisdictions in which each Borrower is qualified to do business as a foreign corporation are listed on Schedule 5.1(a).

     (b) Subsidiaries and Ownership of the Borrowers. Except as set forth on Schedule 5.1(b), the Borrowers have no Subsidiaries. The outstanding stock of each Borrower has been duly and validly issued and is fully paid and nonassessable by each Borrower and the number and owners of such shares of capital stock of each Borrower are set forth on Schedule 5.1(b).

     (c) Authorization of Agreement, Note, Loan Documents and Borrowing. Each Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

     (d) Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which each Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

          (i) require any Governmental Approval or violate any applicable law relating to any Borrower or any of its Affiliates,

          (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of any Borrower, (B) any indenture, agreement or other instrument to which any Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to any Borrower, or,

          (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower other than the Security Interest.

     (e) Business. Each Borrower is engaged principally in the business described on Schedule 5.1(e).

     (f) Compliance with Law; Governmental Approvals. Except as set forth in Schedule 5.1(f), each Borrower (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of any Borrower, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to any Borrower or its properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of such Borrower.

     (g) Titles to Properties. Except as set forth in Schedule 5.1(g), each Borrower has good and marketable title to or a valid leasehold interest in all its Real Estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of each Borrower's business, including, but not limited to, those reflected on the balance sheet of the Borrowers delivered pursuant to
Section 5.1(m)(ii).

     (h) Liens. Except as set forth in Schedule 5.1(h), none of the properties and assets of any Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any state which names any

Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in
Schedule 5.1(h) and Permitted Liens.

     (i) Indebtedness and Guaranties. Set forth on Schedule 5.1(i) is a complete and correct listing of all of each Borrower's (i) Indebtedness for Money Borrowed and (ii) Guaranties. No Borrower is in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

     (j) Litigation. Except as set forth on Schedule 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting any Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

     (k) Tax Returns and Payments. Except as set forth on Schedule 5.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of each Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon each Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 8.4. The charges, accruals and reserves on the books of each Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Borrower are in the judgment of such Borrower adequate, and no Borrower knows of any reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

     (l) Burdensome Provisions. No Borrower is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the t erms of which might have a Materially Adverse Effect.

     (m) Financial Statements. Each Borrower has furnished to the Lender a copy of (i) its consolidated and consolidating audited balance sheet as at February 28, 1995, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) its unaudited consolidated and consolidating balance sheet as at November 30, 1995 and the related statement of income for the 9-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of each Borrower as at the dates thereof and the results of operations of each Borrower for the periods then ended. Except as disclosed or reflected in such financial statements, no Borrower had material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of any Borrower.

     (n) Adverse Change. Since the date of the financial statements described in clause (i) of Section 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of any Borrower has occurred that has had, or may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

     (o) ERISA. No Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 5.1(o). Each Benefit Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower to be, incurred by any Borrower or any Related Company.

     (p) Absence of Defaults. No Borrower is in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by any Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which any Borrower is a party or by which any Borrower or any of its properties may be bound or which would require any Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

     (q) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to any Borrower which has had, or may in the future have (so far as any Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 5.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. No document furnished or written statement made to the Lender by any Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     (r) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each Borrower is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and each Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

     (s) Premium Finance Agreements. Each Premium Finance Agreement reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (h) of the definition of Eligible Premium Finance Agreements, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Lender. The Borrowers further represent and warrant the following with regard to each Premium Finance

Agreement as it is delivered to the Lender: (i) the applicable Borrower will have delivered to the Lender the only original of the Premium Finance Agreement; (ii) the applicable Borrower will have a perfected first priority Lien in all unearned insurance premiums and dividends with respect to such Premium Finance Agreement; (iii) the Account Debtor will have made a down payment of at least seventeen percent (17%) of the premium if the Premium Finance Agreement involves a Florida Account Debtor, at least twelve percent (12%) of the premium if the Premium Finance Agreement involves a South Carolina Account Debtor, at least ten percent (10%) of the premium if the Premium Finance Agreement involves a Maryland Account Debtor, and at least fifteen percent (15%) of the premium if the Premium Finance Agreement involves a Tennessee Account Debtor; and (iv) the premium will have been paid and the Insurer will be obligated to rebate any unearned premiums. Attached hereto as Exhibit C is the form of Premium Finance Agreement used by the Borrowers.

     (t) Chief Executive Office. The chief executive office of each Borrower and the books and records relating to the Premium Finance Agreements and other Receivables are located at the address or addresses set forth on Schedule 5.1(t); except as set forth Schedule 5.1(t), no Borrower has maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the four months immediately preceding the Agreement Date.

     (u) Equipment. All Equipment is in good order and repair in all material respects. Set forth on Schedule 5.1(u) is the (i) address
(including street, city, county and state) of each facility at which Equipment (other than motor vehicles) is located, (ii) the approximate value of Equipment located at such facility; and (iii) if such facility is leased, the name of the landlord. Except as set forth on Section 5.1(u), within the past four months no Equipment has been located at any other location.

     (v) Corporate and Fictitious Names; Trade Names. Except as otherwise disclosed on Schedule 5.1(v), during the one-year period preceding the Agreement Date, no Borrower has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date. All trade names or styles under which any Borrower creates Premium Finance Agreements and other Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 5.1(v).

     (w) Federal Regulations. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System).

     (x) Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted t erms is defined or used in the Investment Company Act of 1940, as amended).

     (y) Employee Relations. No Borrower is, except as set forth on Schedule 5.1(y), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's employees; no Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

     (z) Intellectual Property. Each Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others, and Schedule 5.1(z) lists all Intellectual Property owned by each Borrower.

     Section 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.


                  ARTICLE 6 - SECURITY INTEREST

     Section 6.1 Security Interest. (a) To secure the payment, observance and performance of the Secured Obligations, each Borrower hereby mortgages, pledges and assigns all of the Collateral to the Lender for itself and as agent for any Affiliate of the Lender and grants to the Lender for itself and as agent for any Affiliate of the Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

     (b) As additional security for all of the Secured Obligations, each Borrower grants to the Lender for itself and as agent for any Affiliate of the Lender a security interest in, and assigns to the Lender for itself and as agent for any Affiliate of the Lender all of each Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Lender and each Affiliate of the Lender to each Borrower, with the same rights therein as if the deposits or other sums were credited by or due from the Lender.

     Section 6.2 Continued Priority of Security Interest. (a) The Security Interest granted by each Borrower shall at all times be valid, perfected and enforceable against such Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

     (b) Each Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 6.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers,
(iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

     (c) The Lender is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Borrower for any purpose described in Section 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

     (d) Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.


                 ARTICLE 7 - COLLATERAL COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided in Section 12.11:

     Section 7.1 Collection of Premium Finance Agreements. (a) Each Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Premium Finance Agreements, or of any other Collateral, to be deposited in an Agency Account maintained with the Lender or an Affiliate of the Lender on the day of receipt thereof; provided, if the Lender (or its Affiliate) establishes a per check deposit charge with respect to checks deposited in an Agency Account, the Borrowers may move such Agency Account to another financial institution with which an Agency Account acceptable to the Lender is established. Upon the Lender's request after the occurrence of a Default or Event of Default, each Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Premium Finance Agreements, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in such event each Borrower will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Premium Finance Agreements to a specified Lockbox, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Lender indicating that payment is to be made to such Borrower via a specified Lockbox.

     (b) Each Borrower and the Lender shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Lender at the Lender's Office (i) for application, on account of the Secured

Obligations, as provided in Section 2.3(c), 11.2 and 11.3, such credits to be entered on the one Business Day following receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to the Disbursement Account or such other account of any Borrower as any Borrower and the Lender may agree.

     Section 7.2 Verification and Notification. The Lender shall have the right (a) at any time and from time to time, in the name of the Lender or in the name of any Borrower, to verify the validity, amount or any other matter relating to any Premium Finance Agreements by mail, telephone, telegraph or otherwise, and (b) after an Event of Default, to notify the Account Debtors or obligors under any Premium Finance Agreements of the assignment of such Premium Finance Agreements to the Lender and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Lender and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Premium Finance Agreements and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrowers might have done.

     Section 7.3 Adjustments. Any Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; provided that (i) no such action results in the reduction of more than $100,000 (exclusive of write-offs and waivers of late charges) with respect to all Premium Finance Agreements in any fiscal year of Borrowers, and (ii) the Lender is promptly notified of the amount of such adjustments and the Premium Finance Agreements affected thereby.

     Section 7.4 Invoices. (a) No Borrower will use any invoices except invoices in the forms delivered to the Lender prior to the Agreement Date, unless the Borrowers shall have given the Lender 45 days prior notice of the intended use of a different form of invoice together with a copy of such different form.

     (b) Upon the request of the Lender, each Borrower shall deliver to the Lender, at the Borrowers expense, copies of customers' invoices or the equivalent, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Premium Finance Agreements and such other documents and information relating to the Premium Finance Agreements as the Lender shall specify.

     Section 7.5 Delivery of Premium Finance Agreements, Promissory Notes. The Borrowers shall deliver to the Lender, together with each Schedule of Premium Finance Agreements referred to in Section 7.12, the original of all Premium Finance Agreements. The Borrowers will mark all copies of Premium Finance Agreements as copies. The Borrowers shall promptly notify the Lender of any change in the form of Premium Finance Agreements. The Borrowers shall, upon the Lender's request, deliver to the Lender (a) all promissory notes, appropriately endorsed to the Lender, and all security documents relating thereto (appropriately assigned to the Lender), evidencing all loans and advances made by IDG and/or the Guarantor pursuant to clauses (c) and (d) of the definition of Permitted Investments, and (b) all premium finance agreements (and related promissory notes and security documents) financed and/or factored by IDG or its Affiliate pursuant to clause (e) of the definition of Permitted Investments.

     Section 7.6 Ownership and Defense of Title. (a) Except for Permitted Liens, the Borrowers shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

     (b) Each Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons.

     (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, each Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 7.7 Insurance. (a) Each Borrower shall at all times maintain insurance on the Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Lender. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Lender. The Borrower will not use or permit the Equipment to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

     (b) All insurance policies required under Section 7.7(a) shall name the Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to the Borrower by the Lender, or otherwise in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least 30 days prior written notice is given to the Lender.

     (c) Any proceeds of insurance referred to in this Section 7.7 which are paid to the Lender shall be, at the option of the Lender in its sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations.

     (d) Each Borrower shall at all times maintain, in addition to the insurance required by Section 7.7(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Section 7.8 Location of Offices and Collateral. No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Lender 30 days prior written notice thereof.

     Section 7.9 Records Relating to Collateral. Each Borrower will at all times keep complete and accurate records of all Collateral.

     Section 7.10 Inspection. The Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of any Borrower, at any time or times to (a) visit the properties of any Borrower, inspect the Collateral and the other assets of any Borrower and inspect and make extracts from the books and records of any Borrower, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss any Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lender hereunder or under any of the Loan Documents, with any Borrower's (i) principal officers,
(ii) independent accountants and other professionals providing services to such Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. Each Borrower will deliver to the Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Lender or for the Lender to obtain records from any service bureau maintaining records on behalf of any Borrower.

     Section 7.11 Maintenance of Equipment. Each Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

     Section 7.12    Information and Reports.
                     ------------------------
     (a) Schedule of Premium Finance Agreements/Cancellation Report. Each Borrower shall deliver to the Lender (i) on or before the Effective Date, a Schedule of Premium Finance Agreements as of a date not more than three Business Days prior to the Effective Date, setting forth a detailed aged trial balance of all of its then existing Premium Finance Agreements, specifying the name of and the balance due from each Account Debtor obligated on a Premium Finance Agreement so listed, and the net receivable for each Account Debtor obligated on a Premium Finance Agreement, and (ii) no later than 15 days after the end of each accounting month of such Borrower, a

Schedule of Premium Finance Agreements as of the last Business Day of such accounting month, setting forth a detailed aged trial balance of all such Borrower's then existing Premium Finance Agreements, specifying the name of and the balance due from each Account Debtor obligated on a Premium Finance Agreement so listed, and the net receivable for each Account Debtor obligated on a Premium Finance Agreement. Each Borrower shall deliver to the Lender no later than 15 days after the end of each accounting month of such Borrower, a cancellation report as of the last day of such accounting month, setting forth a detailed report of cancelled Premium Finance Agreements with aged balances.

     (b) Borrowing Base Certificate. Each Borrower shall deliver to the Lender, not later than three Business Days after the last day of each accounting week of such Borrower, a Borrowing Base Certificate for such Borrower prepared as of the close of business on the last Business Day of such accounting week, together with a reconciliation of the Premium Finance Agreements from the last weekly report. The Borrowers shall deliver to the Lender, not later than three Business Days after the last day of each accounting week of the Borrowers, a consolidated Borrowing Base Certificate for all Borrowers prepared as of the close of business on the last Business Day of such accounting week.

     (c) Notice of Diminution of Value. Each Borrower shall give prompt notice to the Lender of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $50,000 in the value of any of its Collateral, except for any diminution in the value of any Receivables in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lender pursuant to Article 9.

     (d) Certification. Each of the schedules delivered to the Lender pursuant to this Section 7.12 shall be certified by the Chief Financial Officer of each Borrower to be true, correct and complete as of the date indicated thereon.

     (e) Other Information. The Lender may, in its discretion, from time to time require the Borrower to deliver the schedules and reports described in
Section 7.12(a) and (b) more or less often and on different schedules and reports than specified in such Section, and the Borrowers will comply with such requests. Each Borrower shall also furnish to the Lender such other information with respect to the Collateral as the Lender may from time to time reasonably request.

     Section 7.13 Power of Attorney. Each Borrower hereby appoints the Lender as its attorney, with power (a) to endorse the name of any Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession, and (b) to sign the name of any Borrower on any invoice relating to any Receivables or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Lender by any Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest or verifications of account and on notices to or from customers.

                ARTICLE 8 - AFFIRMATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in Section 12.11, each Borrower will:

     Section 8.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdictionin which the character of its properties or the nature of its business requires such qualification or authorization.

     Section 8.2 Compliance with Applicable Law. Comply with all applicable laws relating to such Borrower.

     Section 8.3 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

     Section 8.4     Payment of Taxes and Claims.  Pay or discharge when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of any Borrower, except that this Section 8.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books.

     Section 8.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

     Section 8.6 Use of Proceeds. (a) Use the proceeds of (i) the Initial Loans to pay in full the Borrower's secured Indebtedness and to pay the amounts indicated in Schedule 8.6 to the Persons indicated therein, and
(ii) all subsequent Revolving Credit Loans only for working capital and general business purposes, and

     (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation G or U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

     Section 8.7 Hazardous Waste and Substances; Environmental Requirements. (a) In addition to, and not in derogation of, the requirements of Section 8.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to any Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of any Borrower's failure to perform its obligations under this
Section 8.7.

     (b)  Whenever a Borrower gives notice to the Lender pursuant to this
Section 8.7 with respect to a matter that reasonably could be expected to result in liability to such Borrower in excess of $25,000 in the aggregate, such Borrower shall, at the Lender's request and such Borrower's expense, (i) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan to bring such Borrower into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.

     Section 8.8 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to Article 9 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

     Section 8.9 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

     Section 8.10 Cancellation of Insurance. The Borrowers shall promptly notify the applicable Insurers of the cancellation of any insurance contracts or the related Premium Finance Agreements.

     Section 8.11 New Credit Insurance Policies. The Borrowers shall, within 5 days after the effectiveness of any new Credit Insurance Policy, deliver a copy of such policy to the Lender and an originally executed Assignment of Credit Insurance Policy with respect thereto (in form acceptable to the Lender and acknowledged by the insurer).


                     ARTICLE 9 - INFORMATION

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 12.11, each Borrower will furnish to the Lender at the Lender's Office:

     Section 9.1     Financial Statements.
                     ---------------------
     (a) Audited Year-End Statements. As soon as available, but in any event within 105 days after the end of each fiscal year of the Borrowers, copies of the consolidated balance sheets of the Borrowers as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrowers and reported on, without qualification, by BDO Seidman or other independent certified public accountants selected by such Borrower and acceptable to the Lender.

     (b) Monthly Financial Statements. As soon as available, but in any event within 40 days after the end of each accounting month of the Borrowers, copies of the unaudited consolidated balance sheets of the Borrowers as at the end of such month and the related unaudited consolidated income statements for the Borrowers for such month and for the portion of the fiscal year of the Borrowers through such month, certified by the chief financial officer of the Borrowers to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrowers as at the date thereof and for the periods ended on such date, subject to normal year end adjustments.

     (c) Projected Financial Statements. As soon as available, but in any event within 30 days prior to the end of each fiscal year of the Borrowers, forecasted financial statements, prepared by the Borrowers, consisting of balance sheets, cash flow statements and income statements of the Borrowers, all on a consolidated basis, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end.

All such financial statements shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

     Section 9.2 Accountants' Certificate. Together with each delivery of financial statements required by Section 9.1(a), a certificate of the accountants who performed the audit in connection with such statements (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (b) setting forth the calculations necessary to establish whether or not the Borrowers were in compliance with the covenants contained in Sections 10.1, 10.2, and 10.5 as of the date of such statements.

Each Borrower authorizes the Lender to discuss the financial condition of any Borrower with any Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or any Borrower's independent certified public accountants. Each Borrower shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this Section 9.2.

     Section 9.3 Officer's Certificate. Together with each delivery of financial statements required by Section 9.1(a) and (b), a certificate of each Borrower's President or chief financial officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish whether or not each Borrower was in compliance with the covenants contained in Sections 10.1, 10.2, and 10.5 as of the date of such statements.

     Section 9.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports .

     (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower as the Lender may reasonably request. The rights of the Lender under this
Section 9.4(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

     (c) If requested by the Lender, statements in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in Regulations G and U, respectively, of the Board of Governors of the Federal Reserve System.

   Section 9.5     Notice of Litigation and Other Matters.  Prompt notice of:

    (a) the commencement, to the extent any Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Borrower or any Affiliate of any Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

    (b) any amendment of the articles of incorporation or by-laws of any Borrower,

    (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any Affiliate of any Borrower which has had or may have any Materially Adverse Effect and any change in the executive officers of any Borrower, and

     (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by any Borrower under any material agreement (other than this Agreement) to which any Borrower is a party or by which any Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

     Section 9.6 ERISA. As soon as possible and in any event within 30 days after any Borrower knows, or has reason to know, that:

     (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

     (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

     (c) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of any Borrower setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through (c) as applicable.


                 ARTICLE 10 - NEGATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 12.11, no Borrower will directly or indirectly:

     Section 10.1    Financial Ratios.

     (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of the Borrowers' total Liabilities to their Tangible Net Worth (plus Subordinated Indebtedness), all measured on a consolidated basis, at any time to be greater than 3.5 to 1.

     (b) Minimum Current Ratio. Permit the ratio of the Borrowers' current assets to the Borrowers' current Liabilities (in each case measured on a consolidated basis and determined in accordance with GAAP) at any time, commencing with the fiscal quarter ending on May 31, 1996, to be less than 1 to 1.

     (c) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Borrowers, measured on a consolidated basis, at any time:

          (i) from the Effective Date to and including February 29, 1997, to be less than $2,500,000;

          (ii) from March 1, 1997 to and including February 28, 1998, to be less than $2,600,000;

          (iii) from March 1, 1998 to and including February 28, 1999, to be less than $2,700,000; and

          (iv)  from and after March 1, 1999, to be less than $2,800,000;

provided, however, such minimum Tangible Net Worth levels shall, upon any redemption or repurchase of up to $500,000 worth of capital stock in accordance with Section 10.6(b)(i), be reduced by the corresponding reduction in shareholders' equity, as determined in accordance with GAAP.

     (d) Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) the Borrowers' Net Income, plus depreciation, plus Interest Expense, plus amortization and other non-cash charges, less Unfunded Capital Expenditures and dividends, to (ii) the Borrowers' Fixed Charges, as of the end of each fiscal quarter of the Borrowers, measured for the immediately preceding four fiscal quarters on a consolidated basis, commencing with the fiscal quarter ending on May 31, 1996, to be less than 1.2 to 1.

     Section 10.2 Indebtedness. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed.

     Section 10.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for Permitted Guaranties.

     Section 10.4 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments.

     Section 10.5 Capital Expenditures. Make or incur any Capital Expenditures, except that the Borrowers may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate, $100,000, plus, in calendar year 1996, the purchase of an IBM AS400 computer system not to exceed $100,000.

     Section 10.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment, except that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrowers may make interest payments on the Subordinated Indebtedness and, with the Lender's written consent (which may be given or withheld in the Lender's sole discretion), (a) the Borrowers may make principal payments on Subordinated Indebtedness owing to Affiliates if Availability equals or exceeds $750,000 before and after such payments, and
(b) IDG may (i) redeem or repurchase up to $500,000 worth of capital stock from shareholders outside the Control Group, (ii) redeem or repurchase up to $75,000 of preferred stock from Marilyn Gardner and/or (iii) convert from a publicly-held company to a company privately owned by members of the Control Group.

     Section 10.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

     Section 10.8 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to any Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

     Section 10.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of any Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

     Section 10.10 Operating Leases. Enter into any lease other than a Capitalized Lease which would cause the annual payment obligations of any Borrower under all leases (other than leases of real property existing on the Effective Date (and replacements thereof), the lease of the IBM AS400 computer system referred to in Section 10.5, and Capitalized Leases) to exceed $50,000 in the aggregate.

     Section 10.11 Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of any Borrower to exceed $0.

     Section 10.12 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by any Borrower to such Person.

     Section 10.13 Amendments of Other Agreements. Amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

     Section 10.14 Minimum Availability. Permit Availability to be less than $400,000 at any time.


                       ARTICLE 11 - DEFAULT

     Section 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

     (a) Default in Payment of Loans. Any Borrower shall default in any payment of principal of, or interest on, any Loan or the Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default. Any Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for five days after written notice thereof has been given to any Borrower by the Lender.

     (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

     (d) Default in Performance. Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in (i) Articles 6, 7, 8, 9 or 10 of this Agreement and such default shall continue for a period of 3 Business Days after written notice thereof has been given to the Borrowers by the Lender, or (ii) any other provision of this Agreement (other than as specifically provided for otherwise in this Section 11.1) and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrowers by the Lender.

     (e) Indebtedness Cross-Default. (i) Any Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Loans or Note) where the principal amount of such Indebtedness is in excess of $25,000, or (ii) the maturity of any such Indebtedness shall have
(A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

     (f) Other Cross-Defaults. Any Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Loan Documents) or any such agreement, contract or lease relating to Indebtedness, if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect.

     (g) Voluntary Bankruptcy Proceeding. Any Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower or of all or any substantial part of the assets, domestic or foreign, of such Borrower, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Borrower (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (i) Loan Documents. Any event of default or Event of Default under any other Loan Document shall occur or any Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Borrower under, any such Loan Document, or any provision of this Agreement or of any other Loan Document after delivery thereof hereunder shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Borrower or other party thereto (other than the Lender) shall so state in writing, or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

     (j) Judgment. A judgment or order for the payment of money which exceeds $50,000 in amount shall be entered against any Borrower by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

     (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $50,000 in value shall be issued against any property of any Borrower and such warrant or process shall continue undischarged or unstayed for 30 days.

     (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of such Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0,
(ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

     (m) Qualified Audits. The independent certified public accountants retained by any Borrower shall refuse to deliver an opinion in accordance with Section 9.1(a) with respect to the annual financial statements of any Borrower.

     (n) Change of Control. Gardner and Raymond shall cease to own, beneficially and of record, 51% of the outstanding capital stock of IDG or such ownership shall cease to vest in Gardner and Raymond voting control of IDG, or IDG shall cease to own, beneficially and of record, 100% of the outstanding capital stock of Eagle and Finco or such ownership shall cease to vest in IDG voting control of Eagle and Finco.

     (o) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the sole judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

     (p) Change in Management. Raymond shall for any reason cease to be the President of IDG and 30 days shall have elapsed during which time no replacement satisfactory to the Lender shall have been appointed, or Gardner shall for any reason cease to be the Chief Executive Officer of IDG and 30 days shall have elapsed during which time no replacement satisfactory to the Lender shall have been appointed.

     Section 11.2    Remedies.
                     ---------
     (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 11.1(g) or (h), (i) the principal of and the interest on the Loans and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the commitment of the Lender to make advances thereunder or under this Agreement shall immediately terminate.

     (b)  Other Remedies.  If any Event of Default (other than as specified in
Section 11.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

          (i) declare the principal of and interest on the Loans and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding; and

          (ii) terminate the Revolving Credit Facility and any commitment of the Lender to make advances hereunder.

     (c) Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

          (i) notify, or request any Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to any Borrower, each Borrower shall hold all such payments it receives in trust for the Lender, without commingling the same with other funds or property of, or held by, such Borrower and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

          (ii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and no Borrower shall have further right to make any such settlements or adjustments or to accept any returns of merchandise;

          (iii) enter upon any premises on which Inventory or Equipment may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

          (iv) require each Borrower to and each Borrower shall, without charge to the Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Lender or any agent or representative of the Lender at such place or places as the Lender may designate;

          (v) at the expense of the Borrowers, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Lender shall not be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

          (vi) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrowers' premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of any Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of each Borrower under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

          (vii) exercise any and all of its rights under any and all of the Security Documents;

          (viii) apply any cash Collateral to the payment of the Secured Obligations in any order in which the Lender may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

          (ix) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, each Borrower shall cause to be forwarded to the Lender at the Lender's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Lender; and

          (x) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 11.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

     (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

     (b) Second: to the payment of the Secured Obligations (with each Borrower remaining liable for any deficiency) in any order which the Lender may elect,

     (c) Third: to the creation of a fund in an amount equal to the Letter of Credit Reserve, which fund shall be held by the Lender as security for and applied to the payment of any amounts which may thereafter become due under the Letter of Credit Facility, and

     (d) Fourth: the balance (if any) of such proceeds shall be paid to any Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

Each Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

     Section 11.4 Power of Attorney. In addition to the authorizations granted to the Lender under Section 7.13 or under any other provision of this Agreement or any of the Loan Documents, upon and after an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as such Borrower's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice to any Borrower, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of any Borrower or the Lender,

     (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of any Borrower's rights and remedies with respect to the collection of Receivables,

     (b) prepare, file and sign the name of any Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

     (c) endorse the name of any Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

     (d) use the stationery of any Borrower, open any Borrower's mail, notify the post office authorities to change the address for delivery of any Borrower's mail to an address designated by the Lender and sign the name of any Borrower to verifications of the Receivables and on any notice to the Account Debtors,

     (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which any Borrower or any Subsidiary of the Borrower has access.

     Section 11.5    Miscellaneous Provisions Concerning Remedies .

     (a) Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     (b) Waiver of Marshalling. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.

     (c) Limitation of Liability. Nothing contained in this Article 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to any

Borrower for actions taken pursuant to this Article 11, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

     (d) Appointment of Receiver. In any action under this Article 11, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

     Section 11.6 Trademark License. Each Borrower hereby grants to the Lender the nonexclusive right and license to use any trademark then used by such Borrower, for the purposes set forth in Section 11.2(c)(vi) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to any Borrower or any other Person by the Lender. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this Section 11.6.


                    ARTICLE 12 - MISCELLANEOUS

     Section 12.1    Notices.
                     --------
     (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Lender, the Lender shall be charged with knowledge of the contents thereof only when such notice is actually received by the Lender. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

     If to the Borrowers:          International Design Group, Inc.
                                   1815 Griffin Road
                                   Suite 402
                                   Dania, Florida  33004
                                   Attention:  David Raymond
                                   Facsimile No.: (305) 927-9110

     If to the Lender:             NationsBank, N.A. (South)
                                   c/o NationsBank Business Credit
                                   600 Peachtree Street, 13th Floor
                                   Atlanta, Georgia  30308
                                   Attention:  Stuart Hall
                                   Facsimile No.:  (404) 607-6439

     (c) Lender's Office. The Lender hereby designates its office located at 600 Peachtree Street, 13th Floor, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to any Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

     Section 12.2 Expenses. Each Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) the costs and expenses of appraisals of the Collateral, (iii) the costs and expenses of lien searches, and (iv) taxes, fees and other charges of filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Lender relating to this Agreement or any of the Loan Documents; (c) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender for travel, lodging, and meals for inspections of the Collateral and any Borrower's operations and books and records by the Lender's agents up to four times per year and whenever an Event of Default exists; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral;
(g) after the occurrence of a Default, consulting with and obtaining opinions and appraisals from one or more Persons, including personal property appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons; and (h) costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower. Each Borrower hereby authorizes the Lender to debit such Borrower's loan accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by any Borrower when due.

     Section 12.3 Stamp and Other Taxes. Each Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

     Section 12.4 Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender and any participant with the Lender in the Loans are hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by
Section 11.2 and although such Secured Obligations shall be contingent or unmatured.

 Section 12.5 Litigation. EACH OF THE LENDER AND EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY BORROWER OR THE LENDER
ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN ANY BORROWER AND THE LENDER OF ANY KIND OR NATURE. EACH BORROWER AND THE LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH ANY BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY
TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING

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

THEREFROM. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ANY BORROWER AND ITS COUNSEL AT THE RESPECTIVE ADDRESSES SET FORTH IN SECTION 12.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF
ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

     Section 12.6 Waiver of Rights. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH ANY BORROWER
HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER
ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL
HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT
OR EVENT OF DEFAULT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING
AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE LENDER MAY HAVE, EACH
BORROWER CONSENTS THAT, IF THE LENDER FILES A PETITION FOR AN IMMEDIATE
WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW
AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH
ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN
IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF
THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION
OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS
OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR
IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW.  EACH
BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS
THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

     Section 12.7 Reversal of Payments. To the extent any Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

     Section 12.8 Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, each Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 12.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to thecontrary, be performed in accordance with GAAP.

     Section 12.10 Assignment; Participation. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights under this Agreement. The Lender may assign to one or more Persons, or sell participations to one or more Persons in, all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment or sale of a participation, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment or sale or proposed sale of a participation, disclose to the assignee or proposed assignee or participant or proposed participant any information relating to any Borrower furnished to the Lender by or on behalf of any Borrower.

     Section 12.11 Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by any Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     Section 12.12 Performance of Borrowers' Duties. Each Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense. If any Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of any Borrower, and each Borrower hereby irrevocably authorizes the Lender so to act.

     Section 12.13 Indemnification. Each Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender's gross negligence or willful misconduct, in connection with
(a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between any Borrower and the Lender in which such Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

     Section 12.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

     Section 12.15 Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been paid in full and the Revolving Credit Facility terminated, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

     Section 12.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.17 Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Georgia.

     Section 12.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 12.19 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Lender, may be reproduced by the Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 12.20     Funds Transfer Services.
                       ------------------------
     (a) Each Borrower acknowledges that the Lender has made available to it a description or security procedures regarding funds transfers executed by the Lender or an affiliate bank at the request of such Borrower (the
"Security Procedures"). Each Borrower and the Lender agree that the Security Procedures are commercially reasonable. Each Borrower further acknowledges that the full scope of the Security Procedures which the Lender or such affiliate bank offers and strongly recommends for funds transfers is available only if such Borrower communicates directly with the Lender or such affiliate bank as applicable in accordance with said procedures. If any Borrower attempts to communicate by any other method or otherwise not in accordance with the Security Procedures, the Lender or such affiliate bank, as applicable, shall not be required to execute such instructions, but if the Lender or such affiliate bank, as applicable, does so, such Borrower will be deemed to have refused the Security Procedures that the Lender or such affiliate bank, as applicable, offers and strongly recommends, and such Borrower will be bound by any funds transfer, whether or not authorized, which is issued in such Borrower's name and accepted by the Lender or such affiliate bank, as applicable, in good faith. The Lender or such affiliate bank, as applicable, may modify the Security Procedures at such time or times and in such manner as the Lender or such affiliate bank, as applicable, in its sole discretion, deems appropriate to meet prevailing standards of good banking practice. By continuing to use the Lender's or such affiliate bank's, as applicable, wire transfer services after receipt of any modification of the Security Procedures, each Borrower agrees that the Security Procedures, as modified, are likewise commercially reasonable. Each Borrower further agrees to establish and maintain procedures to safeguard the Security Procedures and any information related thereto.

     (b) The Lender or such affiliate bank, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing
House InterBank Payment System (CHIPs) or international cable. However, the Lender or such affiliate bank, as applicable, may use any means and routes that the Lender or such affiliate bank, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearing house will be governed by all applicable funds transfer system rules and clearing house rules and clearing arrangements, whether or not the Lender or such affiliate bank, as applicable, is a member of the system, clearing house or arrangement and each Borrower acknowledges that the Lender's or such affiliate bank's, as applicable, right to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the laws, regulations, rules, circulars and arrangements described herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


                                   BORROWERS:

                                   INTERNATIONAL DESIGN GROUP, INC.
[CORPORATE SEAL]

Attest:                            By:
                                        Name:
By:                                     Title:
    Name:
    Title:



                                   EAGLE PREMIUM FINANCE, INC.
[CORPORATE SEAL]

Attest:                            By:
                                        Name:
By:                                     Title:
    Name:
    Title:



                                   FINCO FINANCIAL CORPORATION
[CORPORATE SEAL]

Attest:                            By:
                                        Name:
By:                                     Title:
    Name:
    Title:

                                   LENDER:

                                   NATIONSBANK, N.A. (SOUTH)


                                   By:
                                        Name:
                                        Title: